                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Metris Companies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO OF METRIS COMPANIES]

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of Metris Companies Inc., which will be held on Thursday September 14, 2000, at 10:00 a.m., Central Time, at our new headquarters, located at 10900 Wayzata Boulevard, Minnetonka, Minnesota.

   At the Special Meeting, you will be asked to consider and vote upon a proposal of our Board of Directors to amend our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock that we may issue from 100,000,000 to 300,000,000 shares.

   The Company's Board of Directors has determined that the amendment to the Certificate is in the best interests of the Company and its shareholders, has unanimously approved the amendment and recommends a vote for the Proposal.

   You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Proxy Statement for details of the amendment to the Certificate and additional related information.

   Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy, or, if no instructions are given, your executed proxy will be voted for the proposal in accordance with the recommendation of the Board of Directors. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          /s/ Ronald N. Zebeck

                                          Ronald N. Zebeck
                                          Chairman and Chief Executive Officer

Minnetonka, Minnesota
August 7, 2000

                             METRIS COMPANIES INC.
                            10900 Wayzata Boulevard
                          Minnetonka, Minnesota 55305

--------------------------------------------------------------------------------
                       BY ORDER OF THE BOARD OF DIRECTORS
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 2000
--------------------------------------------------------------------------------

To the Shareholders of Metris Companies Inc.:

   A Special Meeting of Shareholders (the "Special Meeting") of Metris Companies Inc. (the "Company") will be held on Thursday, September 14, 2000, at 10:00 a.m., Central Time, at our new headquarters, located at 10900 Wayzata Boulevard, Minnetonka, Minnesota, for the following purposes:

     (1) Considering and voting upon a proposal of the Company's Board of Directors to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of common stock to be issued by the Company from 100,000,000 to 300,000,000 shares; and

     (2) In the discretion of the persons named in the proxy, to transact any other business that may properly come before the Special Meeting or any adjournment thereof.

   The accompanying Proxy Statement more fully describes the amendment of the Certificate referred to above.

   The Board of Directors has fixed the close of business on August 4, 2000, as the record date for determining shareholders entitled to notice of, and to vote at, the Special Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Lorraine E. Waller

                                          Lorraine E. Waller
                                          Senior Vice President, Assistant
                                           General
                                          Counsel and Assistant Secretary

Minnetonka, Minnesota
August 7, 2000

Whether or not you plan to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your stock will be voted in accordance with the instructions you have given in your proxy or, if no instructions are given, your executed proxy will be voted for the proposal, in accordance with the recommendation of the Board of Directors contained in this Proxy Statement. If you attend the Special Meeting, you may vote in person if you wish, even though you previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

--------------------------------------------------------------------------------
                               Table of Contents
--------------------------------------------------------------------------------

ATTENDANCE AND VOTING MATTERS...............................................   1
PROPOSAL: AMENDMENT OF CERTIFICATE OF INCORPORATION.........................   4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............   7
NOTE REGARDING FORWARD LOOKING STATEMENTS...................................  10
WHERE YOU CAN FIND MORE INFORMATION.........................................  10

                     METRIS COMPANIES INC. PROXY STATEMENT

--------------------------------------------------------------------------------
                         Attendance and Voting Matters
--------------------------------------------------------------------------------

Why Did You Send Me This Proxy Statement?

   We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the "Board") of Metris Companies Inc. ("we," "us," "Metris" or our "Company") is soliciting your proxy to vote at the Special Meeting of Shareholders (the "Special Meeting"). This Proxy Statement summarizes information concerning the proposal. This information will help you to make an informed vote at the Special Meeting.

   We began sending this Proxy Statement, the attached Notice of Special Meeting and the enclosed proxy card on August 7, 2000.

Who is Entitled to Vote?

   Holders of our Common Stock. Shareholders of record of the Company's common stock, par value $.01 (the "Common Stock"), at the close of business on August 4, 2000 (the "record date") are entitled to vote at the Special Meeting. A holder of Common Stock is entitled to one vote on the proposal for each share of Common Stock held on the record date. There is no cumulative voting.

   Holders of our Series C Preferred Stock. The holders of our Series C Perpetual Convertible Preferred Stock are entitled to vote on all matters voted on by holders of our capital stock, voting as a single class, except the election of directors. With respect to a vote on any matter other than the election of directors, each share of Series C Preferred Stock entitles its holder to cast the same number of votes he or she would have been able to cast if such share of Series C Preferred Stock was converted into Common Stock on the record date. One share of Series C Preferred Stock is convertible into 30 shares of Common Stock, plus a premium amount designed to guarantee a portion of seven years' worth of dividends at a 9% annual rate. For conversions this year, the premium amount would be equal to approximately 14% of those dividends.

   On the record date, the total shares outstanding were: (a)     shares of
Common Stock; and (b) 925,458.8 shares of Series C Preferred Stock, which are immediately convertible into 29,163,578 shares of Common Stock, including accrued dividends and a premium amount designed to guarantee approximately 14% of seven years' worth of dividends at a 9% annual rate, or approximately % of the Common Stock on a diluted basis.

   A list of shareholders entitled to vote at the Special Meeting will be available at the Special Meeting and for ten days prior to the Special Meeting at our corporate headquarters during normal business hours.

How Do I Vote?

   Unless you hold your shares in the Metris Retirement Plan 401(k), you can vote on matters to come before the Special Meeting in one of two ways:

  .  You can come to the Special Meeting and cast your vote there; or

  . You can vote by marking, signing and returning the enclosed proxy card. If you do so, the individuals named as proxies on the card will vote your shares in the manner you indicate.

   The Board of Directors has selected Ronald N. Zebeck and Lorraine E. Waller, the persons named on the proxy card accompanying this Proxy Statement, to serve as proxies for the Special Meeting. Mr. Zebeck and Ms. Waller are officers of the Company.

   If you plan to attend the Special Meeting and vote in person, you should request a ballot when you arrive. HOWEVER, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER, BANK OR OTHER NOMINEE, THE INSPECTORS OF ELECTION WILL REQUIRE YOU TO PRESENT A POWER OF ATTORNEY FROM YOUR BROKER, BANK OR OTHER NOMINEE FOR YOU TO VOTE SUCH SHARES AT THE SPECIAL MEETING. Please contact your broker, bank or nominee.

What Shares are Included on my Proxy Card?

   Your proxy card represents all shares registered to your account in the same social security number and address, including shares you own under the Metris Companies Inc. Employee Stock Purchase Plan and the Metris Retirement Plan 401(k).

How Do Employees in the Metris Companies Inc. Employee Stock Purchase Plan
Vote?

   If you hold shares of Common Stock under the Metris Companies Inc. Employee Stock Purchase Plan, you can vote such shares in either of the ways described above.

How Do Employees in the Metris Retirement Plan 401(k) Vote?

   If you hold shares of Common Stock in the Metris Retirement Plan 401(k), an employee benefit plan of the Company, please return your proxy in the envelope provided by September 7, 2000. Our transfer agent, Computershare Investor Services, will calculate the votes returned by all holders in the Metris Retirement Plan 401(k) and notify the Trustee of the Metris Retirement Plan 401(k). Scudder Trust Company, the Trustee for the Metris Retirement Plan 401(k), will act in accordance with your instructions for voting your shares of Common Stock held in your 401(k) account. If your voting instructions for your 401(k) account are not received by September 7, 2000, the Trustee will vote your shares in its absolute discretion. Holders of shares in the Metris Retirement Plan 401(k) will not be permitted to vote in person at the Special Meeting.

Will My Vote Be Disclosed?

   We have a policy that all proxies, ballots and votes tabulated at a meeting of the shareholders are confidential. We will not reveal individual votes to any of our employees or anyone else, other than the non-employee tabulator of the votes or an independent election inspector, except as necessary to meet applicable legal requirements, including challenges to the election or in any lawsuit in which such vote becomes an issue. Representatives of Computershare Investor Services will tabulate votes and act as Inspector of Election at the Special Meeting.

   This policy is not a right of shareholders and we reserve the right to change this policy as to future elections at any time. However, you will be entitled to confidentiality, subject to the exceptions stated above, for your votes in this election.

May I Revoke My Proxy?

   If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  .  You may send in another proxy with a later date;

  . You may notify our Assistant Secretary in writing at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305; or

  .  You may vote in person at the Special Meeting.

If you choose to revoke your proxy by attending the Special Meeting, you must vote at such meeting in accordance with the rules for voting at the Special Meeting. Attending the Special Meeting will not, by itself, constitute revocation of a proxy.

Must a Minimum Number of Shareholders Vote or be Present at the Special
Meeting?

   A quorum of shareholders is necessary to hold a valid meeting. Our Amended and Restated Bylaws (our "Bylaws") state that the presence, in person or by proxy, of holders of one-third of the shares entitled to vote shall constitute a quorum. Under Delaware law, if a shareholder abstains from voting as to any particular matter, then the shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter.

   The Inspector of Election will also treat broker non-votes as shares that are present and entitled to vote for purposes of determining a quorum. Broker non-votes occur when a broker holding stock in street name votes shares on some matters but not others. As to matters for which the broker lacks discretionary authority, the shares will be treated as not present and not entitled to vote (even if included for purposes of determining a quorum).

   If the number of shares present at the Special Meeting is insufficient to constitute a quorum, the Special Meeting may be adjourned by the vote of a majority of shares present to a later date. No notice, other than as given at the Special Meeting itself, is required with respect to the time and place for the reconvening of the Special Meeting.

What Vote is Required to Approve the Proposal?

   Approval of the proposal requires

  . the affirmative vote of a majority of the outstanding stock entitled to vote thereon, voting as a single class; and

  . the affirmative vote of a majority of the outstanding Common Stock, voting as a separate class.

   On the record date, the number votes entitled to be cast by the holders of
our outstanding stock was     and the number of votes that could be cast only
by the holders of our Common Stock was    . Therefore, approval of the proposal
requires     affirmative votes, of which     must be cast by holders of our
Common Stock.

What Are the Costs of Soliciting These Proxies?

   We will pay all costs of soliciting these proxies. In addition to mailing proxy soliciting materials, we may also solicit proxies by telephone, telegram or otherwise. We also ask banks, brokers and other institutions, nominees and fiduciaries to forward proxy materials to the beneficial owners or principals and to obtain authority to execute proxies. We will reimburse them for their expenses. In addition, we have retained D. F. King & Co., Inc. to aid in the solicitation of proxies. We have agreed to pay them a fee of $5,000 plus telephone solicitation fees and out-of-pocket expenses. We have also retained Institutional Shareholder Services to provide analysis and modeling in connection with this Special Meeting, for which we have agreed to pay them a fee of $8,000.

What Matters May be Raised at the Special Meeting?

   The Board has proposed one item for action at the Special Meeting: the amendment of the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock to be issued by the Company from 100,000,000 to 300,000,000 shares.

   Under the proxy rules promulgated by the SEC, a proxy may confer discretionary authority to vote on any matter for which we did not have notice in accordance with the notice provisions in our Bylaws. Therefore, if any other matter is presented at the Special Meeting and you have signed and returned a proxy card, the holder of your proxy will vote upon such matter in his or her discretion.

   In addition, under the rules of the SEC, the holders of your proxy may also vote in their discretion with respect to matters incident to the conduct of the Special Meeting. As of the date of the printing of this proxy, we have no knowledge of any proposals submitted by our shareholders.

                                    PROPOSAL

--------------------------------------------------------------------------------
      Amendment of the Certificate to Increase the Authorized Common Stock
--------------------------------------------------------------------------------

1.What is the Company Asking You to Approve?

   The Certificate currently authorizes 110,000,000 shares of capital stock, 100,000,000 of which are authorized as Common Stock, par value $.01 per share, and 10,000,000 of which are authorized as Preferred Stock, par value $.01 per share. We are requesting your approval to increase the authorized Common Stock from 100,000,000 to 300,000,000 shares.

2.What is the Company's Current Capital Structure?

   As of August 4, 2000,     shares of Common Stock were issued and outstanding
and an additional     shares of Common Stock were committed for issuance upon
the exercise of outstanding options granted prior to our initial public offering in October 1996 and under our stock incentive and option plans. Furthermore, we are obligated to reserve virtually all of the remainder of the 100,000,000 presently authorized shares of Common Stock for conversion of Series C Preferred Stock and exercise of outstanding stock options. Therefore, for all practical purposes, no shares of Common Stock remain available for other needs or opportunities that may arise.

   As of August 4, 2000, 925,458.8 shares of our Preferred Stock were outstanding in the form of Series C Preferred Stock and we reserved an additional 3,574,541.2 shares of Preferred Stock for issuance as follows:

  .  2,400,000 shares reserved for the issuance of Series B Preferred Stock;

  . 1,074,541.2 shares reserved for the issuance of Series C Preferred Stock and the pay-in-kind dividends associated therewith; and

  .  100,000 shares reserved for the issuance of Series D Preferred Stock.

Thus, of the 10,000,000 presently authorized shares of Preferred Stock 5,500,000 shares remain available for other purposes.

3.What is the Impact of the Approval or Disapproval of this Proposal?

   If shareholders approve this proposal, the Board of Directors will prepare and file Articles of Amendment to the Certificate in accordance with the proposed Amendments, which will become effective immediately upon acceptance of the filing by the Secretary of State of the State of Delaware. The Board could then cause the issuance of the Common Stock without any further action on the part of the shareholders.

   If shareholders do not approve this proposal, we would most likely have to consider freezing or terminating our employee and director incentive, option and stock purchase plans by 2001 and possibly immediately.

   In addition, we would also need to consider other substantially economically equivalent means of paying dividends to the holders of our Series C Preferred Stock instead of in-kind dividends. Our Certificate of Designation for the Series C Preferred Stock provides that, if approved by a vote of 80% of our Board of Directors, including a majority of the directors elected by the holders of Series C Preferred Stock (currently three of four), the dividends may be in cash, debt or other securities, property or any combination thereof.

   We would also have practically no shares of Common Stock for other needs, uses and opportunities that may arise.

4.Why is the Company Requesting an Increase in the Number of Authorized Shares of Common Stock?

   Our Certificate currently authorizes us to issue 100,000,000 shares of Common Stock. On June 15, 1999, we split our shares two-for-one through the payment of a 100% stock dividend. On May 9, 2000, we announced a three-for-two split of our Common Stock, which we paid as a 50% stock dividend on June 15, 2000. Following the recent split, approximately 60 million shares of Common Stock were outstanding. We believe that the two splits have helped broaden our shareholder base, are an effective way to improve the marketability and liquidity of our Common Stock and are supported by our increasing growth and favorable operating results. Approval to increase the authorized Common Stock would give us the opportunity, as favorable conditions arise, to further enhance the liquidity of our stock through subsequent splits of our shares.

   Furthermore, we are committed to reserving virtually all of our remaining authorized shares for issuance upon conversion of Series C Preferred Stock and exercise of outstanding stock options. The proposed amendment to our Certificate would allow us to continue to make grants under our employee and director option and incentive plans and pay dividends in kind to the holders of our Series C Preferred Stock rather than through other substantially economically equivalent, but less desirable, means.

   In addition, we believe it is desirable to ensure that the Company will have additional authorized shares of Common Stock available for general corporate purposes, including possible acquisition, capital raising and financing transactions. While we have no present plans or commitments to issue any of the additional authorized shares other than to have them available for current stock option and purchase plans and conversion of Series C Preferred Stock, we believe it is advisable to have the ability and flexibility to meet our future capital requirements by issuing the additional shares, as the need or circumstances may arise, to take advantage of market conditions or the availability of other favorable opportunities without the delay and expense of calling a special shareholders' meeting.

   Finally, we wish to restore the proportional availability of authorized but unissued shares of Common Stock that existed before the two stock splits, without placing our shareholders in a less favorable relative position than they were in before the stock splits. The proposed increase does not exceed the number that we would have had if our authorized shares had increased at the same ratio as our two-for-one and three-for-two splits.

   The additional shares of Common Stock will be available for issuance by the Board of Directors for any proper corporate purpose, to such persons and for such consideration as the Board may determine, without any further action by the shareholders, except in certain types of transactions requiring shareholder vote under the Delaware General Corporation Law, the Certificate or the rules of the New York Stock Exchange. The New York Stock Exchange rules require shareholder approval in several circumstances, including change of control, certain acquisition transactions, the adoption of certain employee and director plans and certain issuances of common stock, or securities convertible into common stock, which would have 20% or more of the voting power, or constitute 20% or more of the common stock outstanding, before the issuance of the stock or convertible securities.

5.What is the Text of the Proposed Amendments?

   The Board of Directors recommends that the Certificate be further amended by deleting Section 1 of Article IV in its entirety and replacing it as follows:

   SECTION 1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of Common Stock with par value $.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock with par value $.01 per share ("Preferred Stock").

   The full text of the Certificate, as proposed to be further amended by this proposal, is set forth as an appendix to this Proxy Statement and has been marked to show all proposed changes.

6.What Are the Possible Effects of the Adoption of this Proposal?

Anti-takeover Implications

   The proposed amendment may have anti-takeover implications. Although the proposed amendment is not intended to be an anti-takeover measure, shareholders should note that, under certain circumstances, the issuance of the additional authorized shares of Common Stock could be used to create impediments to persons seeking to effect a merger or otherwise gain control of the Company. The Board of Directors could privately place any of the additional shares of Common Stock with purchasers who might side with the Board in opposing a hostile takeover bid, making a change in control of the Company more difficult, and therefore less likely.

   The Board of Directors is not currently aware that any person or group is seeking to obtain control of the Company and has no current plans to use the newly authorized shares for purposes of discouraging a takeover attempt.

Dilution

   The issuance of additional Common Stock may have a dilutive impact on the shareholders depending on the price at which it is issued. Holders of Common Stock do not have preemptive rights to subscribe for additional securities that may be issued by the Company.

7.What Does the Board of Directors Recommend With Respect to this Proposal?

   THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE TO INCREASE THE COMPANY'S AUTHORIZED SHARES TO 310,000,000 OF WHICH 300,000,000 WILL BE COMMON STOCK AND 10,000,000 WILL BE PREFERRED STOCK. THE BOARD BELIEVES THAT THIS PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS PROPOSAL.

--------------------------------------------------------------------------------
        Persons Owning More than Five Percent of Company's Common Stock
--------------------------------------------------------------------------------

   The following table sets forth information with respect to persons we know to be the beneficial owner of more than 5% of our outstanding Common Stock on June 26, 2000. We have based the information with respect to NewSouth Capital Management, Inc. solely on a Form 13F report for the quarter ended March 31, 2000, filed with the SEC on May 12, 2000. We have based the information with respect to American International Group, Inc. solely on a Form 13F report for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000. If you wish, you may obtain these reports from the SEC or through the Internet via one of the several sites that provide filings with the SEC on the EDGAR database.

      Name and Address of         Number of Shares    Percent
      Beneficial Owner          Beneficially Owned(1) of Class
      -------------------       --------------------- --------
      Thomas H. Lee(2)........       28,507,358         32.1%
         Thomas H. Lee Company
         75 State Street
         Boston, MA 02110

      THL Equity Advisors IV,        27,946,874         31.6%
         LLC(2)...............
         Thomas H. Lee Company
         75 State Street
         Boston, MA 02110

      Thomas H. Lee Equity           24,689,651         29.0%
         Fund IV, L.P.(2).....
         Thomas H. Lee Company
         75 State Street
         Boston, MA 02110

      NewSouth Capital                4,782,090          7.9%
         Management, Inc......
         1000 Ridgeway Loop
         Road, Suite 233
         Memphis, TN 38120

      American International          4,088,997          6.8%
         Group, Inc. .........
         John McStay
         Investment Counsel
         L.P.
         70 Pine Street
         New York, NY 10270

--------
(1) "Beneficial ownership" is a technical term broadly defined under the Exchange Act to mean more than ownership in the usual sense. So, for example, you beneficially own our Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days. American International Group, Inc. and NewSouth Capital Management, Inc. are institutional investment managers.

(2) Thomas H. Lee's beneficial ownership includes the shares beneficially owned by THL Equity Advisors IV, LLC and other affiliates of the Thomas H. Lee Company. THL Equity Advisors IV, LLC's beneficial ownership includes all of the shares beneficially owned by Thomas H. Lee Equity Fund IV, L.P., the 853,822 shares beneficially owned by Thomas H. Lee Foreign Fund IV, L.P. and the 2,403,400 shares beneficially owned by Thomas H. Lee Foreign Fund IV-B, L.P.

--------------------------------------------------------------------------------
                 Company Stock Owned by Officers and Directors
                             (As of June 26, 2000)
--------------------------------------------------------------------------------

   The following table contains information as to the ownership of the Company's Common Stock as of June 26, 2000, with respect to (a) each of the directors, (b) the named executive officers, and (c) all directors and executive officers as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 of Section 13 of the Securities Exchange Act of 1934. Under that rule, a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days of June 26, 2000.

                                                    Number of Shares
                                                    of Common Stock   Percent
      Name of Beneficial Owner                     Beneficially Owned of Class
      ------------------------                     ------------------ --------
      Thomas H. Lee...............................     28,507,358 (1)   32.1%
      Ronald N. Zebeck............................      1,253,779 (2)    2.0%
      Lee R. Anderson, Sr.........................        338,733 (3)      *
      Frank D. Trestman...........................        112,500 (4)      *
      David V. Harkins............................        111,561 (5)      *
      C. Hunter Boll..............................         87,414 (6)      *
      Thomas M. Hagerty...........................         87,414 (7)      *
      Derek V. Smith..............................         58,500 (8)      *
      John A. Cleary..............................         40,500 (9)      *
      Walter Hoff.................................         15,000(10)      *
      Edward Speno................................         15,000(11)      *
      Douglas L. Scaliti..........................        311,515(12)      *
      David D. Wesselink..........................        111,683(13)      *
      Joseph A. Hoffman...........................        107,474(14)      *
      Patrick J. Fox..............................        107,413(15)      *
      All directors and executive officers as a
       group (19 persons).........................     31,520,555(16)   34.8%

--------
 (*) Less than 1%

 (1) Includes 28,492,358 shares of Common Stock that may be acquired through the conversion of Series C Preferred Stock. Of those 28,492,358 shares:
     (a) 27,946,874 shares are beneficially owned in the aggregate by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas
     H. Lee Foreign Fund IV-B, L.P., which may also be deemed to be beneficially owned by THL Equity Advisors IV, LLC, as their general partner; (b) 377,658 shares are beneficially owned by the 1997 Thomas H. Lee Nominee Trust; (c) 160,641 shares are beneficially owned by Thomas H. Lee Charitable Investment L.P.; and (d) 7,185 shares are beneficially owned by THL-CCI Limited Partnership, which may also be deemed to be beneficially owned by THL Investment Management Corp. Mr. Lee may be deemed to beneficially own these shares because he acts as (a) General Director; (b) settlor and beneficiary; (c) General Partner; and (d) sole shareholder, respectively, of these entities. Mr. Lee disclaims beneficial ownership of all shares except for those shares owned by the 1997 Thomas
     H. Lee Nominee Trust and except to the extent of his pecuniary interest in those shares owned by Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P., Thomas H. Lee Foreign Fund IV-B, L.P. and THL-CCI Limited Partnership. Also includes 15,000 shares which Mr. Lee has the right to acquire within 60 days of June 26, 2000 through the exercise of stock options.

 (2) Includes 5,336 shares of Restricted Common Stock and 367,308 shares of Common Stock that Mr. Zebeck has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

 (3) Includes 52,500 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

 (4) Includes 67,500 shares of Common Stock that Mr. Trestman has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

 (5) Includes the following shares of Common Stock which may be acquired through the conversion of Series C Preferred Stock: (a) 86,871 shares are beneficially owned by Mr. Harkins; and (b) 9,690 shares are beneficially owned by the 1995 Harkins Gift Trust. Mr. Harkins disclaims beneficial ownership of the Trust shares. Also includes 15,000 shares that Mr. Harkins has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

 (6) Includes the following shares of Common Stock that Mr. Boll has the right to acquire within 60 days of June 26, 2000: 15,000 shares through the exercise of stock options and 72,414 shares through the conversion of Series C Preferred Stock.

 (7) Includes the following shares of Common Stock that Mr. Hagerty has the right to acquire within 60 days of June 26, 2000: 15,000 shares through the exercise of stock options and 72,414 shares through the conversion of Series C Preferred Stock.

 (8) Includes 52,500 shares of Common Stock that Mr. Smith has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

 (9) Includes 37,500 shares of Common Stock that Mr. Cleary has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

(10) Includes 15,000 shares of Common Stock that Mr. Hoff has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

(11) Includes 15,000 shares of Common Stock that Mr. Speno has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

(12) Includes 4,281 shares of Restricted Common Stock and 294,750 shares of Common Stock that Mr. Scaliti has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

(13) Includes 9,796 shares of Restricted Common Stock and 89,437 shares of Common Stock that Mr. Wesselink has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options. Also includes 450 shares of Common Stock held by Mr. Wesselink's son.

(14) Includes 3,376 shares of Restricted Common Stock and 95,062 shares of Common Stock that Mr. Hoffman has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options.

(15) Includes 6,250 shares of Restricted Common Stock and 94,687 shares of Common Stock that Mr. Fox has the right to acquire within 60 days of June 26, 2000, through the exercise of stock options. Also includes 3,000 shares of Common Stock held by Mr. Fox's spouse and 475 shares of Common Stock held by Mr. Fox's children.

(16) Includes 31,225 shares of Restricted Common Stock, 1,483,869 shares of Common Stock that the directors and executive officers have the right to acquire within 60 days of June 26, 2000, through the exercise of stock options, and 28,733,747 shares through the conversion of Series C Preferred Stock.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This Proxy Statement contains forward-looking statements. These statements include statements regarding our intent, belief or current expectations. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: higher default and bankruptcy rates of our target market of moderate income consumers; the lack of seasoning of our credit card portfolio, which creates a risk of increasing loss levels; risks associated with unsecured credit transactions, particularly to moderate income consumers; risks associated with acquired portfolios; interest rate levels; dependence on the securitization of our credit card loans to fund operations; and the general economic climate.

                      WHERE YOU CAN FIND MORE INFORMATION

   The Securities Exchange Act of 1934 (the "Exchange Act"), requires the Company to file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain more information about the public reference facilities by calling the SEC at 1-900-SEC-0330. In addition, you may access such reports, proxy statements and other information electronically by means of the SEC's Web site at http://www.sec.gov. Our Common Stock is listed on the new York Stock Exchange, and you may also inspect copies of any documents filed with the SEC at the offices of the new York Stock Exchange, 20 Broad Street, New York, New York, 10005.

   The Exchange Act allows the Company to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This Proxy Statement incorporates by reference the following documents that we have previously filed with the SEC:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1999;
  and

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31,
  2000.

   This Proxy Statement also incorporates by reference additional documents that we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the Special Meeting.

   You may obtain copies of those documents which are incorporated by reference in this Proxy Statement (other than exhibits thereto which are not specifically incorporated by reference therein), without charge, upon written or oral request to Metris Companies Inc., 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305, Attn: Investor Relations (telephone (952) 593-4874; fax (952) 593-4733).

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Lorraine E. Waller

                                          Lorraine E. Waller
                                          Assistant Secretary

August 4, 2000

                          APPENDIX TO PROXY STATEMENT
          (Marked to show proposed changes in Section 1 of Article IV)

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION,
                                  AS AMENDED,

                                       OF

                             METRIS COMPANIES INC.
                (adopted in accordance with Sections 245 and 242
                         of the General Corporation Law
                           of the State of Delaware)

                                   ARTICLE I

                                      Name

                         The name of the Corporation is
                             Metris Companies Inc.

                                   ARTICLE II

                     Registered Office and Registered Agent

   The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, New Castle County. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    Purpose

   The purpose of the Corporation is to engage in any lawful act or activity and to exercise any powers permitted to corporations under the General Corporation Law of Delaware.

                                   ARTICLE IV

                               Authorized Shares

   SECTION 1. Number of Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [110,000,000] 310,000,000 shares, consisting of [100,000,000] 300,000,000 shares of Common
Stock with par value $.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock with par value $.01 per share ("Preferred Stock").

   SECTION 2. Dividends. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock then outstanding having a preference as to dividends over the Common Stock, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine.

   SECTION 3. Relative Rights of Shareholders. Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding having a preference over the Common Stock have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders.

   SECTION 4. Rights and Terms of Preferred Stock. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by the adoption and filing in accordance with the Delaware General Corporation Law of an amendment or amendments to this Certificate of Incorporation, the terms of such Preferred Stock or series of Preferred Stock, including the following terms:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be special, conditional or limited or no voting rights except as required by law;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

     (d) whether the shares of such series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of such redemption;.

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation) or other property and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

     (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class of stock; and

     (j) any other powers, preferences and relative participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Except to the extent otherwise expressly required by law, (i) no share of Preferred Stock shall have any voting rights other than those which shall be fixed by the Board of Directors pursuant to this Section 4 and (ii) no share of Common Stock shall have any voting rights with respect to an amendment to the terms of any series of Preferred Stock; provided, however, that in the case of this clause (ii) the terms of such series of Preferred Stock, as so amended, could have been established without any vote of any shares of Common Stock.

   SECTION 5. Redemption Related to License or Franchise. Notwithstanding any other provision of these Restated Articles of Incorporation to the contrary, but subject to the provisions of an amendment or amendments adopted pursuant to this Article IV creating any series of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, outstanding shares of Common Stock, Preferred Stock or any other class or series of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to any applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or such Subsidiary to conduct any portion of the business of the Corporation or such Subsidiary (as defined herein), which license or franchise is conditional upon some or all of the holders of the Corporation's stock of any class or series possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

     (a) the redemption price of the shares to be redeemed pursuant to this
  Section 5 shall be equal to the Fair Market Value (as defined herein) of such shares;

     (b) the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof;

     (c) if less than all the shares held by Disqualified Holders (as defined herein) are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

     (d) at least 30 days' written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed

  (unless waived in writing by such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

     (e) from and after the Redemption Date, any and all rights of whatever nature, which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall henceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

     (f) such other terms and conditions as the Board shall determine.

   For purposes of this Section 5:

     (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation of any class or series whose holding of such stock may result in the loss of any license or franchise from any governmental agency held by the Corporation or any Subsidiary to conduct any portion of the business of the Corporation or any Subsidiary.

     (ii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.

     (iii) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5, at least equal to the Fair Market Value of the shares to be redeemed pursuant to this Section 5 (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

   SECTION 6. Assessability. Upon receipt by the Corporation of the consideration for which the Board of Directors authorized the issuance of stock, the stock issued therefor shall be fully paid and nonassessable.

   SECTION 7. Subscription Rights. No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the corporation of any class, now or hereafter authorized, or any obligations or instruments which the corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such rights, if any, as the Board of Directors, in its sole discretion, may determine.

                                   ARTICLE V

                    Term of Directors and Vacancy on Board

   SECTION 1. Term of Director. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation. Prior to the Threshold Time (as defined in Article VII), the term of each director of the Corporation shall expire at the next annual meeting of stockholders following such director's election and until such director's successor shall have been elected and qualified. The election of directors need not be by written ballot.

   SECTION 2. Vacancy. Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-laws, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-laws.

                                  ARTICLE VI

                             Provisions of By-Laws

   The Board of Directors of the Corporation shall have the power, without the assent or vote of the stockholders, to adopt, repeal, alter or amend the By-laws of the Corporation pursuant to a resolution adopted by the vote of a majority of the entire Board of Directors including, without limitation, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations or elections of directors to be held at any such meeting.

                                  ARTICLE VII

                     Provisions Relating to Threshold Time

   SECTION 1. Threshold Time. The provisions of Sections 2, 3, 4 and 5 of this
Article VII shall become effective at such time, but only from and after such time (the "Threshold Time"), as the Permitted Stockholder and Permitted Transferees, taken together, shall no longer beneficially own in the aggregate 51% or more of the combined Voting Power (as defined herein) of the then outstanding shares of Voting Stock (as defined herein) and shall continue to be effective from and after the Threshold Time. The term "Permitted Stockholder" shall mean FCI or any subsidiary of FCI. The term "Permitted Transferee"shall mean each of the following:

     (a) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of the Permitted Stockholder;

     (b) any corporation or other entity 100% of the voting stock (or equivalent interests) of which is owned, directly or indirectly, by the Permitted Stockholder and/or any other person or entity referred to in clause (a); and

     (c) a trust or trustee, guardian, custodian or similar entity established or acting for the benefit of any person or entity referred to in clause (b).

   SECTION 2. Change in Control. (a) In addition to any affirmative vote required by law or by this Amended and Restated Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation, and except as otherwise expressly provided in subsection (c) of this Section 2:

     (i) any merger or consolidation of the Corporation with (1) any Interested Stockholder or (2) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as defined herein) of an Interested Stockholder (as defined herein); or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholders of (1) all or substantially all the assets of the Corporation or (2) assets of the Corporation or any of its Subsidiaries representing in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; or

     (iii) (1) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or of any Subsidiary of the Corporation having an aggregate Fair Market Value of $10,000,000 or more, but less than the amount referred to in clause (2) of paragraph (ii) of this subsection (a), or (2) any merger or consolidation of any Subsidiary of the Corporation having assets with an aggregate Fair Market Value of $10,000,000 or more in a transaction not covered by paragraph (ii) of this subsection (a) with (x) any Interested Stockholder or (y) any other corporation (whether or not it is itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

     (iv) the issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one transaction or a series of transactions) to any Interested Stockholder or any Affiliate or Associate of any Interested

  Stockholder of any securities of the Corporation or any Subsidiary of the Corporation in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary of the Corporation which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary of the Corporation; or

     (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

     (vi) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries, or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder), which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

shall not be consummated without (1) the affirmative vote of the holders of at least 80% of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock and (2) the affirmative vote of a majority of the combined Voting Power of the then outstanding shares of all classes and series of Voting Stock held by Disinterested Stockholders (as defined herein), in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation or in any agreement with any national securities exchange or otherwise.

   (b) The term "Business Combination" as used in this Section 2 shall mean any transaction which is referred to in any one or more of paragraphs (i) through (vi) of subsection (a) of this Section 2.

   (c) The provisions of subsection (a) of this Section 2 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation and the terms of any series of Preferred Stock or any other securities of the Corporation, if all the conditions specified in any of the following paragraphs (i), (ii),(iii) or
(iv) are met:

     (i) (1) such Business Combination shall have been approved by a majority of the Disinterested Directors (as defined herein) and (2) the Interested Stockholder involved in such Business Combination has (x) acquired such status as an Interested Stockholder in a manner substantially consistent with an agreement or memorandum of understanding approved by the Board of Directors prior to the time such Interested Stockholder became an Interested Stockholder and (y) complied with all requirements imposed by such agreement or memorandum of understanding; or

     (ii) in the case of any Business Combination described in paragraph (i) of subsection (a) of this Section 2, (1) such Business Combination shall have been approved by a majority of the Disinterested Directors, (2) such Business Combination shall not have resulted, directly or indirectly, in an increase of more than 10% in the total amount of shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which was directly or indirectly beneficially owned by any Interested Stockholder and all Affiliates and Associates of such Interested Stockholder at the time of the approval of such Business Combination by a majority of the Disinterested Directors, and (3) such Business Combination shall not have been consummated within a period of two years after the consummation of any other Business Combination described in paragraph (i),
  (ii), (iii), (iv), (v) or (vi) of subsection (a) of this Section 2 (whether or not such other Business Combination shall have been approved by a majority of the Disinterested Directors) which had the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary of the Corporation which was directly or indirectly beneficially owned by such Interested Stockholder or any Affiliate or Associate of such Interested Stockholder; or

     (iii) in the case of any Business Combination described in paragraph
  (iii), (iv) or (vi) of subsection (a) of this Section 2, such Business Combination shall have been approved by a majority of the Disinterested Directors; or

     (iv) all of the six conditions specified in the following clauses (1) through (6) shall have been met:

       (1) the transaction constituting the Business Combination shall provide for a consideration to be received by holders of each then existing class of Common Stock in exchange for all their shares of each class of Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of each class of Common Stock in such Business Combination shall be at least equal to the highest of the following:

         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of the particular class of Common Stock in question beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher; and

         (B) the Fair Market Value per share of the class of Common Stock in question on the Announcement Date (as defined herein) or on the Determination Date (as defined herein), whichever is higher; and

       (2) if the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least equal to the highest of the following (the requirements of this clause (iv) (2) must be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

         (B) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         (C) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

       (3) the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including any class of Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class or series of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it; the prices determined in accordance with clauses (1) and (2) of this paragraph (iv) shall be appropriately adjusted in the event of any stock dividend, stock split or subdivision or combination of shares or any similar event; and

       (4) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such business Combination:

         (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

         (B) there shall have been (x) no reduction in the annual rate of dividends paid on any class of Common Stock (except as necessary to reflect any subdivision of such class of Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

         (C) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested
      Stockholder; and

       (5) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other arrangement provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

       (6) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

   (d) A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 2, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of each class or series of Voting Stock beneficially owned by any person, (iii) whether a person is an

Affiliate or Associate of another person, (iv) whether the requirements of subsection (c) of this Section 2 have been met with respect to any Business Combination and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary of the Corporation in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more or whether such assets or consideration, as the case may be, represent in the aggregate more than 75% of the total value of the assets of the Corporation and its consolidated Subsidiaries as reflected on the most recent consolidated balance sheet of the Corporation and its consolidated Subsidiaries prepared in accordance with generally accepted accounting principles then in effect; and the good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 2.

   (e) Nothing contained in this Section 2 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

   SECTION 3. Staggered Board. (a) The directors of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-laws of the Corporation, one class whose term expires at the first annual meeting of stockholders to be held after the Threshold Time, another class whose term expires at the second annual meeting of stockholders to be held after the Threshold Time, and another class whose term expires at the third annual meeting of stockholders to be held after the Threshold Time, with each class to hold office until its successors are elected and qualified. The classes shall be initially comprised of directors serving on the Board of Directors at the Threshold Time, and the membership of each class shall be initially determined by the Board of Directors at such time. At each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Any director elected to fill a newly created directorship or any vacancy on the Board of Directors resulting from any death, resignation, removal or other cause shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

   (b) Except as otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation, any director of the Corporation may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined Voting Power of the then outstanding shares of Voting Stock, voting together as a single class. For purposes of this subsection (b), "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

   SECTION 4. Special Meetings. Subject to the terms of any series of Preferred Stock or any other securities of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the By-laws of the Corporation.

   SECTION 5. Amendments of Certificate. In addition to any requirements of law and any other provisions of this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation), the affirmative vote of (i) the holders of 80% or more of the combined Voting Power of the then outstanding shares of Voting Stock and (ii) a majority of the combined Voting Power of the then outstanding shares of Voting Stock held by the Disinterested Stockholders, in each case voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article VII or
Article VIII insofar as the definitions set forth in Article VIII relate to this Article VII.

                                 ARTICLE VIII

                              Certain Definitions

              For purposes of this Certificate of Incorporation:

   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date this Certificate of Incorporation are filed.

   "Announcement Date" shall mean the date of first public announcement of the proposed Business Combination.

   A person shall be a "beneficial owner" of any Voting Stock or other security or interest:

     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

     (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote or to direct the vote pursuant to any agreement, arrangement or understanding; or

     (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock or such other security or interest.

   "Determination Date" means the date on which the Interested Stockholder became an Interested Stockholder.

   "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder and who is recommended for election or elected to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

   "Disinterested Stockholder" shall mean a stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.

   "Equity Interest" shall mean (i) in the case of a corporation, capital stock, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total common equity of such corporation or (y) the total outstanding Voting Power in respect of the election of directors and (ii) in the case of a partnership or other person, partnership or other ownership interests, beneficially owned directly or indirectly, representing any portion of, or, where a specified percentage of Equity Interest is referred to, the specified percentage of, either (x) the total partnership or other ownership interests in such partnership or other person or (y) the total outstanding Voting Power in respect of any matter submitted to a vote of all partners or other owners.

   "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the consolidated transaction reporting system for the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of stock of any class or series which is not traded on any securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such stock or property, as the case may be, on the date in question as determined by a majority of the Disinterested Directors in good faith.

   "Interested Stockholder" shall mean any person who or which:

     (a) is the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

     (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined Voting Power of the then outstanding shares of Voting Stock; or

     (c) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 or other public distribution regardless of whether registered under such Act.

   Notwithstanding the foregoing, "Interested Stockholder" shall not include:

     (a) the Corporation or any Subsidiary of the Corporation;

     (b) any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any person holding any class or series of Voting Stock for or pursuant to the terms of any such employee benefit plan;

     (c) the Permitted Stockholder or any Permitted Transferee; or

     (d) any transferee of the Permitted Stockholder or a Permitted Transferee that would not absent such transfer be an Interested
  Stockholder.

   For the purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which such person is the beneficial owner as defined in this Article VIII but shall not include any other shares of Voting Stock which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

   A "person" shall mean any individual, firm, corporation, partnership, trust or other entity.

   "Subsidiary" shall mean a person, a majority of the total outstanding Voting Power of which is owned, directly or indirectly, by another person or by one or more other Subsidiaries of such other person or by such person and one or more other Subsidiaries of such other person; provided, however, that for the purposes of the definition of Interested Stockholder set forth in this
Article VIII, the term "Subsidiary" shall mean only a person, a majority the total outstanding Voting Power of which is owned by the Corporation, by a Subsidiary of the Corporation or by the Corporation and one or more of its Subsidiaries.

   "Voting Power", when used with reference to the capital stock of, or units of equity interests in, any person, shall mean the power under ordinary circumstances (and not merely as a result of the occurrence of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

   "Voting Stock" means capital stock of the Corporation of all classes and series entitled to vote generally in the election of directors of the Corporation.

                                  ARTICLE IX

                                  Amendments

   Subject to the provisions of this Certificate of Incorporation (including
Section 5 of Article VII, Section 3 of Article X, and Section 2 of Article
XII) the Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred on directors and stockholders herein are granted subject to this reservation.

                                   ARTICLE X

                    Director Liability and Indemnification

   SECTION 1. No Liability. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, having the effect of amending, altering, changing or repealing any of the provisions of this Section 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal, unless such amendment shall have the effect of further limiting or eliminating such liability.

   SECTION 2. Indemnification. (a) The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "proceeding") by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liabilities and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his heirs and legal representatives. The right to indemnification conferred in this Article X shall include the right to receive payment in advance of any expenses incurred by the indemnitee in connection with such proceeding, consistent with applicable law as then in effect, and shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as herein above provided for officers and directors. No amendment to this Certificate of Incorporation having the effect of amending, altering, changing or repealing any of the provisions of this Section 2 shall remove, abridge or adversely affect any right to indemnification or other benefits under this Section 2 with respect to any acts or omissions occurring prior to such amendment or repeal.

   (b) The right of indemnification, including the right to receive payment in advance of expenses, conferred in this Article X shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provisions of the Certificate of Incorporation, By-laws, agreement, or otherwise.

   (c) In any action or proceeding relating to the right to indemnification conferred in this Article X, the Corporation shall have the burden of proof that the indemnitee has not met any standard of conduct or belief which may be required by applicable law to be applied in connection with a determination of whether the indemnitee is entitled to indemnity, or otherwise is not entitled to indemnity, and neither a failure to make such determination nor an adverse determination of entitlement to indemnity shall be a defense of the Corporation in such an action or proceeding or create any presumption that the indemnitee has not met any such standard of conduct or belief or is otherwise not entitled to indemnity. If successful in whole or in part in such an action or proceeding, the indemnitee shall be entitled to be indemnified by the Corporation for the expenses actually and reasonably incurred by him in connection with such action or proceeding.

   SECTION 3. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article X, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors, provided that this Section 3 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

                                  ARTICLE XI

                           Compromise or Arrangement

   Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                  ARTICLE XII

                           Meetings of Stockholders

   SECTION 1. Meetings Required. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.

   SECTION 2. Amendments of Certificate. No amendment to this Certificate of Incorporation, directly or indirectly by merger, consolidation or otherwise, shall amend, alter, change or repeal any of the provisions of this Article XII, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors; provided that this Section 2 shall not apply to any such amendment if such amendment is submitted to the stockholders for adoption with the unanimous recommendation of the entire Board of Directors.

[METRIS LOGO]

PROXY

METRIS COMPANIES INC.

Metris Companies Inc. Headquarters
10900 Wayzata Boulevard
Minnetonka, Minnesota 55305

SPECIAL MEETING OF STOCKHOLDERS--THURSDAY, SEPTEMBER 14, 2000, 10:00 A.M.

This proxy is solicited on behalf of the Board of Directors for use at the Special Meeting on Thursday, September 14, 2000. The undersigned hereby appoints RONALD N. ZEBECK and LORRAINE E. WALLER as proxies, each with power to act alone and with the power of substitution and revocation, and hereby authorizes them to vote all of the shares of the Common Stock of Metris Companies Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on September 14, 2000, or any adjournment thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

See reverse for voting instructions.-------------------------------------------

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. The Board of Directors Recommends a Vote FOR the Proposal.

1. Proposal to approve an amendment to the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 300,000,000.

           For [_]               Against [_]                Abstain  [_]

IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

Address Change? Mark Box and indicate changes below:

[_] Dated:    , 2000 ----------------------

Signature(s) --------------------------------- ---------------------------------
(If there are co-owners, both must sign.) Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.
--------------------------------------------------------------------------------

 PLEASE FOLD AND DETACH HERE o YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.